SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



















                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated April 13, 2004 on the consolidated financial statements of Thinkpath Inc. (the Company)included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended December 31, 2003.



Chartered Accountants

Toronto, Ontario
April 13, 2004





1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663


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